Exhibit 23.4

                           CONSENT OF LEHMAN BROTHERS


         We hereby consent to the inclusion of our opinion letter to the Board of Directors of NGC Corporation ("NGC") dated May 20, 1996 as Appendix III to the NGC Corporation Proxy Statement-Prospectus filed with the Securities and Exchange Commission of Form S-4 and references made to our firm and such opinion in the Proxy Statement-Prospectus under the captions "SUMMARY: The Combination:
OPINION OF INDEPENDENT FINANCIAL ADVISOR" and "THE COMBINATION": Opinion of Independent Financial Advisor." In providing this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and we do not thereby admit that we are experts with respect to any part of the Proxy Statement-Prospectus within the meaning of the term "expert" as used in the Securities Act.

                                                      LEHMAN BROTHERS


                                                       By:/S/ JOHN R. RUTHERFORD
                                                       Name: John R. Rutherford
                                                       Title: Sr. Vice President


Houston, Texas
July 31, 1996